EXHIBIT 21

The Sherwin-Williams Company
Subsidiaries

Domestic

Subsidiary	State of
Incorporation

Comex North America, Inc.	DE
Contract Transportation Systems Co.	DE
CTS National Corporation	DE
Omega Specialty Products & Services LLC	OH
Sherwin-Williams Realty Holdings, Inc.	IL
SWIMC, Inc.	DE
The Sherwin-Williams Acceptance Corporation	NV

Foreign

Subsidiary	Country of
Incorporation

Compania Sherwin-Williams, S.A. de C.V.	Mexico
Geocel Limited	UK
Jiangsu Pulanna Coating Co., Ltd.	China
Oy Sherwin-Williams Finland Ab	Finland
Pinturas Condor S.A.	Ecuador
Pinturas Industriales S.A.	Uruguay
Productos Quimicos y Pinturas, S.A. de C.V.	Mexico
Przedsiêbiorstwo Altax Sp. z o.o	Poland
PT Sherwin-Williams Indonesia	Indonesia
Quetzal Pinturas, S.A. de C.V.	Mexico
Ronseal (Ireland) Limited	Ireland
Sherwin-Williams Argentina I.y C.S.A.	Argentina
Sherwin-Williams Aruba VBA	Aruba
Sherwin-Williams (Australia) Pty. Ltd.	Australia
Sherwin-Williams Automotive Mexico S. de R.L. de C.V.	Mexico
Sherwin-Williams Balkan S.R.L.	Romania
Sherwin-Williams Bel	Belarus
Sherwin-Williams (Belize) Limited	Belize
Sherwin-Williams Benelux NV	Belgium
Sherwin-Williams Canada Inc.	Canada
Sherwin-Williams (Caribbean) N.V.	Curacao

Sherwin-Williams Cayman Islands Limited	Grand Cayman
Sherwin-Williams Chile S.A.	Chile
Sherwin-Williams Coatings India Private Limited	India
Sherwin-Williams Coatings S.a r.l.	Luxembourg
Sherwin Williams Colombia S.A.S.	Colombia
Sherwin-Williams Czech Republic spol. s r.o	Czech Republic
Sherwin-Williams Denmark A/S	Denmark
Sherwin-Williams Deutschland GmbH	Germany
Sherwin-Williams Diversified Brands (Australia) Pty Ltd	Australia
Sherwin-Williams Diversified Brands Limited	UK
Sherwin-Williams do Brasil Industria e Comercio Ltda.	Brazil
Sherwin-Williams France Finishes SAS	France
Sherwin-Williams HK Limited	Hong Kong
Sherwin-Williams (Ireland) Limited	Ireland
Sherwin-Williams Italy S.r.l.	Italy
Sherwin-Williams Luxembourg Investment Management Company S.a r.l.	Luxembourg
Sherwin-Williams (Malaysia) Sdn. Bhd.	Malaysia
Sherwin-Williams (Nanatong) Company Limited	China
Sherwin-Williams Norway AS	Norway
Sherwin-Williams Paints Limited Liability Company	Russia
Sherwin-Williams Peru S.R.L.	Peru
Sherwin-Williams Pinturas de Venezuela S.A.	Venezuela
Sherwin-Williams Poland Sp. z o.o	Poland
Sherwin-Williams Protective & Marine Coatings	UK
Sherwin-Williams (S) Pte. Ltd.	Singapore
Sherwin-Williams Services (Malaysia) Sdn. Bhd.	Malaysia
Sherwin-Williams (Shanghai) Limited	China
Sherwin-Williams Spain Coatings S.L.	Spain
Sherwin-Williams Sweden AB	Sweden
Sherwin-Williams (Thailand) Co., Ltd.	Thailand
Sherwin-Williams UK Automotive Limited	UK
Sherwin-Williams Uruguay S.A.	Uruguay
Sherwin-Williams (Vietnam) Limited	Vietnam
Sherwin-Williams (West Indies) Limited	Jamaica
SWIPCO - Sherwin Williams do Brasil Propriedade Intelectual Ltda.	Brazil
TOB Becker Acroma Ukraine	Ukraine
UAB Sherwin-Williams Baltic	Lithuania
ZAO Sherwin-Williams	Russia
Sherwin-Williams (South China) Co., Ltd.	China